UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 10, 2005

NALCO FINANCE HOLDINGS LLC

Delaware          61-1464558
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective July 1, 2005, Bruno Lavandier, the Controller of Nalco Holding Company, Nalco Finance Holdings LLC and Nalco Holdings LLC (the "Companies"), has accepted the position of Division Vice President, Finance and Business Operations of Nalco Energy Services, L.P. a subsidiary of the Companies.

(c) On June 10, 2005, Nalco Holding Company issued a press release to announce that effective July 1, 2005, Frederic Jung will be promoted to the position of Controller. Mr. Jung, age 42, has served as Chief Financial Officer, Europe of Nalco Europe B.V., a subsidiary of the Companies, since January 1, 2002 and prior to becoming CFO, Europe he served as Assistant Controller, Mergers and Acquisitions for Nalco Company, a subsidiary of the Companies.  Mr. Jung holds an MBA from the University of Connecticut, and Master in Finance from the Ecole Superieure Libre des Sciences Commerciales Appliquees in Paris, France. Mr. Jung is an at-will employee. No employment agreement exists between Mr. Jung and the Companies.

Item 9.01(c)     Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1	Press release of Nalco Holding Company, dated June 10, 2005, describing changes in the Finance leadership team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

        NALCO FINANCE HOLDINGS LLC

        /s/ Stephen N. Landsman
        Secretary

Date: June 10, 2005